UNITED STATES DISTRICT COURT
                DISTRICT OF CONNECTICUT

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                                                      :
ECHLIN INC.,                                               Civil Action No.:
                                                      :
            Plaintiff and                                  98-CV-0635 (GLG)
            Counterclaim Defendant.                   :

      - against -                                     :

SPX CORPORATION,                                      :

            Defendant and                             :
            Counterclaim Plaintiff.
                                                      :
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                            REPLY TO COUNTERCLAIMS

       Plaintiff and counterclaim defendant Echlin Inc. ("Echlin"), by its undersigned attorneys, for its reply to the Answer, Affirmative Defenses and Counterclaim for Declaratory and Injunctive Relief (the "Answer and Counterclaims") of defendant SPX Corporation ("SPX"), states:

       1. The allegations set forth in paragraphs 1 through 50 of the Answer and Counterclaims respond to the allegations of the Complaint and require no response. To the extent that a response may be deemed to be required, Echlin generally denies any new allegations set forth in those paragraphs.

       51. Denies the allegations in paragraph 51 of the Answer and Counterclaims.

       52. Denies the allegations in paragraph 52 of the Answer and Counterclaims.

       53. Denies the allegations in paragraph 53 of the Answer and Counterclaims.


                            REPLY TO COUNTERCLAIMS

       54. Denies the allegations in paragraph 54 of the Answer and Counterclaims, except admits that on February 17, 1998 SPX delivered a letter to the Echlin board of directors and respectfully refers the Court to that letter for its contents.

       55. Denies the allegations in paragraph 55 of the Answer and Counterclaims except denies knowledge or information sufficient to form a belief as to the reasons for decisions taken by SPX.

       56. Denies the allegations in paragraph 56 of the Answer and Counterclaims.

       57. The allegations in paragraph 57 of the Answer and Counterclaims set forth legal conclusions to which no response is required. To the extent a response may be deemed to be required, Echlin denies the allegations in paragraph 57 and each and every subparagraph thereof.

       58. Denies knowledge or information sufficient to form a belief as to the truth of the allegations in paragraph 58 of the Answer and Counterclaims, except admits upon information and belief that SPX is a Delaware corporation with its principal place of business in Muskegon, Michigan and that shares of SPX are traded on the New York Stock Exchange.

       59. Admits the allegations in paragraph 59 of the Answer and Counterclaims.

       60. The allegations in paragraph 60 of the Answer and Counterclaims state legal conclusions to which no response is required, except Echlin denies that this Court has subject matter jurisdiction over Counts I and IV of SPX's counterclaims.

       61. The allegations in paragraph 61 of the Answer and Counterclaims state legal conclusions to which no response is required.

       62. Denies the allegations in paragraph 62 of the Answer and Counterclaims, except admits that in February 1997, Trevor Jones, the chairman of the board of directors and interim chief executive officer of Echlin, met with John B. Blystone, the chairman, president and chief executive officer of SPX; that in November 1997, Larry McCurdy, the president and chief executive officer of Echlin met with Mr. Blystone to discuss business in general, at which meeting a possible business combination between the two companies was discussed; and that on November 24, 1997, Robert F. Tobey, Echlin's vice president-corporate development met with Patrick O'Leary, SPX's vice president-finance and chief financial officer, at which meeting general discussion regarding a business combination took place.

       63. Denies the allegations in paragraph 63 of the Answer and Counterclaims, except admits that on February 17, 1998, SPX sent a letter to Echlin's board of directors and respectfully refers the Court to that letter for its contents.

       64. Denies the allegations in paragraph 64 of the Answer and Counterclaims, except admits that on February 17, 1998 SPX sent a letter to Echlin's board of directors and respectfully refers the Court to that letter for its contents.

       65. Denies the allegations in paragraph 65 of the Answer and Counterclaims, except admits that on February 17, 1998 SPX sent a letter to Echlin's board of directors and respectfully refers the Court to that letter for its contents.

       66. Denies the allegations of paragraph 66 of the Answer and Counterclaims, except admits that on February 17, 1998, SPX sent a letter to Echlin's board of directors and respectfully refers the Court to that letter for its contents.

       67. Denies the allegations of paragraph 67 of the Answer and Counterclaims, except admits that on February 17, 1998, SPX sent a letter to Echlin's board of directors and respectfully refers the Court to that letter for its contents.

       68. Denies the allegations of paragraph 68 of the Answer and Counterclaims, except admits that Echlin's certificate of incorporation includes provisions relating to Echlin's Series A Cumulative Voting Preferred Stock and respectfully refers the Court to that document for its contents.

       69. The allegations in paragraph 69 of the Answer and counterclaim state a legal conclusion to which no response is required.

       70. Denies knowledge or information sufficient to form a belief as to the truth of the allegations in paragraph 70 of the Answer and Counterclaims, except admits upon information and belief that SPX filed with the Securities and Exchange Commission (the "SEC") preliminary exchange offer materials and preliminary solicitation materials to solicit written demands that a special meeting of Echlin shareholders be called.

       71. Denies the allegations in paragraph 71 of the Answer and Counterclaims, except respectfully refers the Court to the February 17, 1998 letter from SPX to the Echlin board of directors for its contents.

       72. Admits that the record date for submitting demands to call a special meeting of Echlin shareholders was established as February 17, 1998 when Cede & Co. ("Cede"), the nominee of The Depository Trust Company, executed a written demand on behalf of 714,100 Echlin shares held of record by Cede, at the request of its participant Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of SPX, and denies all other allegations in paragraph 72 of the Answer and Counterclaims.

       73. Denies knowledge or information sufficient to form a belief as to the truth of the allegations in paragraph 73 of the Answer and Counterclaims, except admits upon information and belief that on March 6, 1998, SPX filed its definitive proxy materials with the SEC.

       74. Denies the allegations in paragraph 74 of the Answer and Counterclaims.

       75. For its response to paragraph 75 of the Answer and Counterclaims, admits that on February 17, 1998, SPX delivered to Echlin a letter requesting access to the record of shareholders of Echlin and respectfully refers the Court to that letter for its contents.

       76. For its response to paragraph 76 of the Answer and Counterclaims, admits that on February 27, 1998, SPX, through its designated agent, made inspection and obtained from Echlin a copy of the list of registered stockholders as of the record date of February 17, 1998, and respectfully refers the Court to that document for its contents.

       77. Admits the allegations in paragraph 77 of the Answer and Counterclaims.

       78. Admits the allegations of paragraph 78 of the Answer and Counterclaims.

       79. For its response to the allegations in paragraph 79 of the Answer and Counterclaims states that those allegations have been set forth in correspondence between SPX and SPX's outside counsel, on one hand, and Echlin and Echlin's outside counsel, on the other hand, and respectfully refers the Court to that correspondence for its contents.

       80. The allegations in paragraph 80 of the Answer and Counterclaims state a legal conclusion to which no response is required. To the extent a response may be deemed to be required, Echlin denies the allegations in paragraph 80 of the Answer and Counterclaims.

       81. Denies the allegations in paragraph 81 of the Answer and Counterclaims, except admits that in connection with solicitations with record dates, Cede & Co., as nominee of The Depository Trust Company ("DTC"), will provide to an issuer, at the request any interested party, an omnibus proxy with a participant listing indicating the number of shares held as of the record date by each DTC participant and admits that Echlin's stock ownership records maintained by its transfer agent only reflect record holders of Echlin stock.

       82. Denies the allegations in paragraph 82 of the Answer and Counterclaims.

       83. Denies the allegations in paragraph 83 of the Answer and Counterclaims.

       84. Denies the allegations in paragraph 84 of the Answer and Counterclaims.

       85. Denies the allegations in paragraph 85 of the Answer and Counterclaims.

       86. Denies the allegations in paragraph 86 of the Answer and Counterclaims, except admits that Echlin supported a proposed amendment to the Connecticut Business Corporation Act.

       87. Denies the allegations in paragraph 87 of the Answer and Counterclaims, except admits that on March 25, 1997, the Connecticut House of Representatives voted not to adopt a proposed amendment to the Connecticut Business Corporation Act.

       88. Denies the allegations in paragraph 88 of the Answer and Counterclaims, except admits that on March 25, 1998 SPX delivered to Echlin purported demands for a special meeting.

       89. Denies the allegations in paragraph 89 of the Answer and Counterclaims, except admits that on April 6, 1998 Echlin commenced this action and delivered a letter to SPX and respectfully refers the Court to that letter for its contents.

       90. Denies the allegations in paragraph 90 of the Answer and Counterclaims.

       91. Denies the allegations in paragraph 91 of the Answer and Counterclaims.

       92. Denies the allegations in paragraph 92 of the Answer and Counterclaims.

       93. Denies the allegations in paragraph 93 of the Answer and Counterclaims.

       94. Denies the allegations in paragraph 94 of the Answer and Counterclaims, except states that the first sentence in paragraph 94 states a legal conclusion to which no response is required.

       95. Denies the allegations in paragraph 95 of the Answer and Counterclaims.

       96. Repeats and realleges its responses to paragraphs 1 through 95 of the Answer and Counterclaims as if fully restated herein.

       97. Denies the allegations in paragraph 97 of the Answer and Counterclaims.

       98. The allegations in paragraph 98 of the Answer and Counterclaims state a legal conclusion to which no response is required.

       99. The allegations in paragraph 99 of the Answer and Counterclaims state a legal conclusion to which no response is required.

       100. Denies the allegations in paragraph 100 of the Answer and Counterclaims, except admits that on April 6, 1998, Echlin delivered a letter to SPX and Echlin respectfully refers the Court to that letter for its contents.

       101. Denies the allegations in paragraph 101 of the Answer and Counterclaims.

       102. Repeats and realleges its responses to paragraphs 1 through 101 of the Answer and Counterclaims as if fully restated herein.

       103. Denies the allegations in paragraph 103 of the Answer and Counterclaims.

       104. Denies the allegations in paragraph 104 of the Answer and Counterclaims, except admits that the members of the Echlin board of directors owe duties to Echlin shareholders and other constituencies.

       105. Denies the allegations in paragraph 105 of the Answer and Counterclaims.

       106. Denies the allegations in paragraph 106 of the Answer and Counterclaims.

       107. Denies the allegations in paragraph 107 of the Answer and Counterclaims.

       108. Repeats and realleges its responses to paragraphs 1 through 107 of the Answer and Counterclaims as if fully restated herein.

       109. The allegations in paragraph 109 of the Answer and Counterclaims state a legal conclusion to which no response is required.

       110. Denies the allegations in paragraph 110 of the Answer and Counterclaims, and each and every subparagraph thereof.

       111. Denies the allegations in paragraph 111 of the Answer and Counterclaims.

       112. Denies the allegations in paragraph 112 of the Answer and Counterclaims.

       113. Denies the allegations in paragraph 113 of the Answer and Counterclaims.

       114. Denies the allegations in paragraph 114 of the Answer and Counterclaims.

       115. Repeats and realleges its responses to paragraphs 1 through 114 of the Answer and Counterclaims as if fully restated herein.

       116. Denies the allegations in paragraph 116 of the Answer and Counterclaims.

       117. Respectfully refers the Court to Echlin's by-laws for their contents.

       118. Denies the allegations in paragraph 118 of the Answer and Counterclaims.

       119. Denies the allegations in paragraph 119 of the Answer and Counterclaims.

       120. Echlin denies the allegations of the ad damnum clause of the Answer and Counterclaims and denies any and all allegations of the Answer and Counterclaims to the extent a response has not otherwise been provided.


                             AFFIRMATIVE DEFENSES
                           FIRST AFFIRMATIVE DEFENSE

       121. The Answer and Counterclaims fail to state a claim upon which relief can be granted.


                          SECOND AFFIRMATIVE DEFENSE

       122. This Court lacks subject matter jurisdiction over the claims asserted in Counts I and IV of the Answer and Counterclaims.


                           THIRD AFFIRMATIVE DEFENSE

       123. The Court should abstain from exercising subject matter jurisdiction over the claims asserted in Counts I and IV of the Answer and Counterclaims under Burford v. Sun Oil Co., 319 U.S. 315 (1943).


                          FOURTH AFFIRMATIVE DEFENSE

       124. Count II of the Answer and Counterclaims fails to join indispensable parties.


                           FIFTH AFFIRMATIVE DEFENSE

       125. The claims asserted in the Answer and Counterclaims are barred under the doctrine of unclean hands.


                           SIXTH AFFIRMATIVE DEFENSE

       126. The claims asserted in the Answer and Counterclaims are barred under the doctrine of laches.


                          SEVENTH AFFIRMATIVE DEFENSE

       127. The claims asserted in the Answer and Counterclaims are barred under the doctrine of equitable estoppel.


                          EIGHTH AFFIRMATIVE DEFENSE

       128. The claims asserted in the Answer and Counterclaims are barred under the doctrine of waiver.


                           NINTH AFFIRMATIVE DEFENSE

       129. The claims asserted in the Answer and Counterclaims are barred because SPX's alleged injuries were not legally or proximately caused by any acts or omission of Echlin and were caused, if at all, by the conduct of SPX or third parties, including without limitation the prior, intervening or superseding conduct of SPX and/or such third parties.

       WHEREFORE, plaintiff and counterclaim defendant Echlin respectfully requests that the counterclaims be dismissed, that Echlin be awarded its costs including attorneys' fees in responding to the counterclaims and that the Court grant Echlin such other relief as it may deem just and proper.


Dated: New York, New York
       May 4, 1998

                                            DAVIS POLK & WARDWELL



                                            By: ______________________________
                                                Dennis E. Glazer
                                                Federal Bar No. CT 02919

                                            450 Lexington Avenue
                                            New York, New York 10017
                                            (212) 450-4000

      -                                               and-

                                            TYLER COOPER & ALCORN, LLP
                                            Ronald J. Cohen
                                            Federal Bar No. CT 04158
                                            205 Church Street
                                            New Haven, Connecticut 06510
                                            (203) 784-8200


                                            Attorneys for Plaintiff and
                                               Counterclaim Defendant
                                               Echlin Inc.


                            CERTIFICATE OF SERVICE

       The undersigned, one of the attorneys for plaintiff and counterclaim defendant Echlin Inc. in this action, certifies that on May 4, 1998, he caused to be served a copy of the foregoing Reply to Counterclaims by first-class mail, postage preparid, upon Alexander R. Sussman, Esq., Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, and Stefan
R. Underhill, Esq., Day, Berry & Howard, One Canterbury Green, Stamford, Connecticut 06901-2047.



                                              ________________________________
                                              One of the Attorneys for
                                              Echlin Inc.